Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (File No 333-288623) of our report dated March 28, 2025, relating to the financial statements of Fold Holdings, Inc. included in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Marcum llp

New York, NY

March 17, 2026